UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2007

CRAFT COLLEGE INC.

(Exact name of registrant as specified in charter)

Utah	20-4475522
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

1950 Stemmons Freeway, Suite 5001, Dallas Texas	75207
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (866) 891-9672

N/A

(Former name or former address, if changed since last report)

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 22, 2007 Craft College Inc. (the "Registrant") entered into a marketing agreement with True North Entertainment ("True North") whereby True North will conduct Internet marketing and sales campaigns for the Registrant. The agreement has a term of six months and is automatically renewed for successive 6-month periods until cancelled. Fees payable are calculated on a 3-month basis as a % of all revenue generated through the services provided by True North during those 3-months as follows:

Revenue generated	Fees as a % of revenues
$0 - $ 14,999	7%
$15,000 - $49,999	9%
$50,000 - $249,999	12%
$250,000 plus	15%

Item 7.01 REGULATION FD DISCLOSURE.

A copy of the press release announcing the marketing agreement is attached hereto as Exhibit 99.1, is being furnished pursuant to Regulation FD and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

CRAFT COLLEGE INC.

Signature	Title	Date

PAT CASTILLO Pat Castillo	President, Chief Executive Officer, Chief Financial Officer, Secretary and Director	May 25, 2007